Exhibit 99.1

HIVE Digital Announces Upsizing and Pricing of Private Offering of US$100 Million of 0% Exchangeable Senior Notes Due 2031

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated November 25, 2025 to its short form base shelf prospectus dated
October 31, 2025.

San Antonio, Texas--(Newsfile Corp. - April 16, 2026) - HIVE Digital Technologies Ltd. (TSXV: HIVE) (NASDAQ: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), a global leader in sustainable digital infrastructure and AI compute, today announced the pricing of US$100 million aggregate principal amount of 0% exchangeable senior notes due 2031 (the "Notes") in a private offering (the "Offering") by HIVE Bermuda 2026 Ltd., its wholly-owned subsidiary (the "Issuer"), to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate principal amount of the Notes to be issued in the Offering was increased to US$100 million from the previously announced US$75 million. The Issuer also granted the initial purchasers of the Notes an option, exercisable within a period of 13 days from and including the date the Notes are first issued, to purchase up to an additional US$15 million aggregate principal amount of Notes (the "Option"). The sale of the Notes is expected to close on April 21, 2026, subject to customary closing conditions.

The Notes will be general unsecured obligations of the Issuer. The Issuer's obligations under the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by HIVE. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on April 15, 2031, unless earlier exchanged, redeemed or repurchased. Prior to January 15, 2031, the Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Issuer will settle exchanges by paying or delivering, as the case may be, cash, common shares of HIVE ("Common Shares") or a combination of cash and Common Shares, at the Issuer's election. The initial exchange rate will be 389.5029 Common Shares per US$1,000 principal amount of Notes (equivalent to an initial exchange price of approximately US$2.57 per Common Share, which represents a premium of approximately 17.5% above the closing sale price per Common Share on the Nasdaq Capital Market ("Nasdaq") on April 16, 2026), subject to adjustment in some events.

The Issuer may only redeem the Notes prior to April 20, 2029 at its option, in whole but not in part, upon the occurrence of certain tax-related events. The Issuer also may redeem the Notes at its option on or after April 20, 2029 in whole or in part if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (if any) to, but excluding, the redemption date.

Holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes on April 15, 2029, at a cash repurchase price equal to the principal amount of the Notes to be repurchased. If HIVE undergoes a "fundamental change," subject to certain conditions and limited exceptions, holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (if any) to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or upon the Issuer's issuance of a notice of redemption, the Issuer will, in certain circumstances, increase the exchange rate for holders of the Notes who elect to exchange their Notes in connection with such a corporate event or exchange their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Issuer estimates that the net proceeds from the Offering will be approximately US$95 million (or approximately US$109.5 million if the initial purchasers exercise the Option in full), after deducting the initial purchasers' estimated discounts and commissions and estimated offering expenses payable by the Issuer.

The Issuer intends to use the net proceeds from the Offering to subscribe for shares of one or more of HIVE's direct or indirect subsidiaries, which in turn will use such proceeds for general corporate purposes, capital investment (including, but not limited to, the purchase of graphics processing units) and data center development. HIVE intends to fund approximately US$17.2 million for capped call transactions (as described below) using cash on hand, and the Issuer may use a portion of the net proceeds to reimburse HIVE for the cost of the capped call transactions. If the initial purchasers exercise the Option, the Issuer expects to use the net proceeds from the sale of the additional Notes: (i) to subscribe for shares of one or more of HIVE's direct or indirect subsidiaries, which in turn will use such proceeds for general corporate purposes, capital investment (as described above) and data center development and (ii) to reimburse HIVE for the cost of entering into additional capped call transactions, as described below.

In connection with the Offering, the Company entered into privately negotiated cash-settled capped call transactions with certain financial institutions (collectively, the "option counterparties"). The cap price of the capped call transactions is initially US$4.92 per Common Share, which represents a premium of approximately 125.0% to the last reported sale price of US$2.185 per Common Share on the Nasdaq on April 16, 2026. The capped call transactions will be subject to anti-dilution adjustments substantially similar to those applicable to the Notes.

The capped call transactions are expected generally to reduce potential economic dilution of the Common Shares upon exchange of any Notes and/or offset any cash payments the Company could be required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise the Option, the Company expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase Common Shares and/or enter into various derivative transactions with respect to the Common Shares concurrently with or shortly after the pricing of the Notes, and such option counterparties or their respective affiliates may unwind these various derivative transactions and/or sell Common Shares in open market transactions. This activity could increase (or reduce the size of any decrease in) the market price of the Common Shares or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Shares and/or purchasing or selling Common Shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to an exchange of the Notes). This activity could also cause or avoid an increase or decrease in the market price of the Common Shares or the Notes, which could affect holders of the Notes' ability to exchange the Notes and, to the extent the activity occurs during any observation period related to an exchange of the Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon exchange of such Notes.

The Company has applied for and received conditional approval from the Toronto Stock Exchange (the "TSX") to list its Common Shares. Listing is subject to the Company fulfilling all of the requirements of the TSX on or before June 30, 2026, including distribution of the Common Shares to a minimum number of public shareholders. It is expected that the Common Shares will cease trading on the TSX Venture Exchange (the "TSXV") and commence trading on the TSX on or around April 30, 2026. As a condition to the approval of the Offering, while the Company remains listed on the TSXV, the Offering is being conducted in accordance with the rules of the TSX. The Company is relying on the exemption under Section 602.1 of the TSX's Company Manual (the "TSX Manual") available to Eligible Interlisted Issuers (as defined in the TSX Manual) in respect of the Offering.

None of the Notes, the guarantee or the Common Shares issuable upon exchange of the Notes, if any, have been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's twin-turbo engine infrastructure-driven by hashrate services and GPU-accelerated AI computing delivers scalable, environmentally responsible solutions for the digital economy.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the Toronto Stock Exchange nor the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements with respect to the closing of the Offering, the potential issuance of additional Notes pursuant to the Option, the use of proceeds from the Offering (including the payment of costs associated with the capped call transactions), business goals and objectives of the Company, and other forward-looking information concerning the intentions, plans and future actions of the Company and the terms of the transaction described herein.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to, the risk that the Offering may not be completed on the terms described herein or at all, the effect of government regulation and compliance on the Company, reliance on key personnel, global economic and financial market deterioration impeding access to capital or increasing the cost of capital, potential dilution resulting from the exchange of the Notes, and the other risks that are more fully set out in the Company's Annual Report on Form 40-F for the year ended March 31, 2025, the Company's Annual Information Form for the year ended March 31, 2025 and in other Company reports and documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of newinformation, future events or otherwise, other than as required by law.

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